UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015 (September 11, 2015)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 11, 2015, the board of directors of Inland Residential Properties Trust, Inc. (the “Company”) adopted an Amended and Restated Share Repurchase Program (the “A&R SRP”), which will become effective on October 19, 2015. The A&R SRP was adopted to change the repurchase prices under the share repurchase program as follows:

(i)	In the case of ordinary repurchases (as defined in the A&R SRP), the Company will be allowed to repurchase shares from its stockholders at a repurchase price equal to $21.60 per share and $21.61 per share for Class A Shares and Class T Shares, respectively, until the initial valuation date, and thereafter the repurchase price will be 96.0% of the most recent applicable estimated value per share reported by the Company.
(ii)	In the case of exceptional repurchases (as defined in the A&R SRP), the Company will be allowed to repurchase shares at a repurchase price equal to $22.50 per share and $22.51 per share for Class A Shares and Class T Shares, respectively, until the initial valuation date, and thereafter the repurchase price will be 100.0% of the most recent applicable estimated value per share reported by the Company.
(iii)	Notwithstanding the foregoing, the repurchase price of the shares for ordinary repurchases and exceptional repurchases will never be greater than the then-current public offering price.

The description of the A&R SRP in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the A&R SRP attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

4.2	Amended and Restated Share Repurchase Program, effective October 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	September 14, 2015	By:	/s/ Catherine L. Lynch
		Name:	Catherine L. Lynch
		Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.2	Amended and Restated Share Repurchase Program, effective October 19, 2015

4